Exhibit 99.1

                                                                      [GTS LOGO]



FOR IMMEDIATE RELEASE



             Global TeleSystems Agrees to Combination with KPNQwest

     o Combination creates Europe's most powerful data networking and hosting company

     o Agreement constitutes final part of GTS's comprehensive financial restructuring plan

         LONDON / AMSTERDAM - 19 October 2001 - Global TeleSystems, Inc. ("GTS" or the "Company") (OTC: GTLS; NASDAQ Euro PE: GTSG; Frankfurt: GTS) announced today that it has signed a definitive share purchase agreement with KPNQwest ("KPNQwest") (NASDAQ: KQIP).

         Under the terms of the agreement, KPNQwest will acquire (i) Global TeleSystems Europe B.V. ("GTS Europe"), which owns and operates Ebone, Europe's leading broadband optical and IP network service provider; and (ii) GTS's Central European operating companies, which are the leading alternative provider of voice and data communications in Central Europe. KPNQwest will acquire these companies through the issuance of approximately (Euro )210 million of new senior convertible bonds and the assumption of bank debt and capital lease obligations upon closing.

         Robert Amman, Chairman and Chief Executive Officer of GTS, commented:
"GTS and KPNQwest make a formidable combination. We believe that this new company can lead the data revolution in Europe. The many valuable facets of GTS
- its assets, its customers, and most significantly, its talented people - will be a great addition to KPNQwest. We expect this new combined company to thrive."

         Amman continued: "This transaction represents the completion of the consensual restructuring process that we began late last year. As the total consideration from KPNQwest is far less than our outstanding bond liability, we greatly regret that no value can accrue to our preferred and common shareholders. Given current market valuations, we nevertheless feel that this agreement represents a fair value for the operations and assets of GTS and presents the best opportunity to create as much value as possible for our bondholders while continuing to deliver on our commitments to customers, employees, suppliers and partners."

         GTS has reached agreements with the informal committees representing the holders of GTS's and GTS Europe's publicly traded bonds with respect to the terms of the transaction with KPNQwest, and the allocation of KPNQwest Senior Convertible Notes. Approximately 67 percent of the


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approximately (Euro)1.1 billion outstanding principal amount of the publicly traded Senior Notes at GTS Europe, approximately 78 percent of the approximately (Euro)116 million outstanding principal amount of the Senior Notes at GTS, and approximately 35 percent of the approximately (Euro)362 million outstanding principal amount of Convertible Debentures issued by GTS have signed forbearance agreements, committing them to support the proposed transaction subject to certain terms and conditions.

         "The high level of participation and support demonstrated by the GTS and GTS Europe bondholders in the form of signed forbearance agreements demonstrates the bondholders' collective support for the proposed transaction and allocation of value," commented Irwin Gold, Senior Managing Director of Houlihan Lokey Howard & Zukin, financial advisor to GTS and GTS Europe.

         To ensure the binding nature of the sale agreement on all bondholders, GTS expects that the transaction will be effectuated through "pre-arranged" court proceedings by GTS and GTS Europe under United States bankruptcy laws, and a corresponding application by GTS Europe for "surseance" and "deposition for composition" in the Netherlands. Approval of the U.S. plan is subject to, among other things, acceptance by more than one-half in number and two-thirds in dollar amount of voting bondholders in the requisite classes. Approval of the Dutch plan is subject to, among other things, approval by two-thirds in number and three-quarters in value of the GTS Europe bondholders participating in the proceedings. None of the operating subsidiaries of GTS will be involved in either court proceeding and both the Dutch and US plans will call for all vendor claims of GTS's operating subsidiaries to be paid in the normal course. The transaction also may require approval by the European Commission, and is expected to close during the first quarter of 2002.

         Interim Funding

         To fund the Company's operations prior to closing, GTS has reached an interim financing agreement with Deutsche Bank, Dresdner Bank and Bank of America (the "Bank Group"), and investment funds and accounts managed by Oaktree Capital Management LLC ("Oaktree"), an affiliate of one of its bondholders. Under this agreement, the Bank Group and a group of bondholders underwritten by Oaktree ("the Oaktree Group") will provide up to (Euro )100 million of secured financing beyond that provided under GTS's existing (Euro )150 million bank facility.

         Allocation of Consideration

         Pursuant to the agreement between the Company and its bondholders, of the approximately (Euro)210 million of new senior convertible notes to be issued by KPNQwest, the following allocations will apply: approximately (Euro)40-55 million principal amount will be distributed to bondholders participating in the interim financing agreement based upon the peak interim borrowings; approximately (Euro)5.3 million principal amount will be allocated to the GTS Convertible Debentures (along with part of the allocation outlined below will result in a total allocation to the GTS Convertible Debentures of (Euro)10.0 million principal amount); the remaining net amount of the new senior convertible bonds will be allocated 76 percent to the GTS Europe bondholders and the remaining 24 percent (less the approximately (Euro)4.7 million principal amount required to increase the allocation to the GTS Convertible Debentures to
(Euro)10.0 million principal amount) will be allocated to the holders of the GTS Senior Notes. In addition, the holders of the GTS Senior Notes will receive GTS's retained investments in Ventelo, Ltd, the Company's reorganized Business Services voice operations unit that was divested by the Company earlier this year.

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About GTS (www.gts.com)

         GTS is the parent company of Ebone, the leading broadband optical and IP network service providers in Europe, and GTS Central Europe, one of the leading providers of voice and data services across the region. Ebone's fibre optic network extends more than 25,000 kilometres, reaching virtually all major European cities. Ebone also operates one of Europe's leading IP networks, serving approximately 25% of all European Internet users. With operations in North America and in 50 European cities, Ebone delivers tailored networking services to telecommunication carriers, service providers and large European enterprises with intensive data requirements. GTS Central Europe has operations in the Czech Republic, Slovakia, Poland, Hungary and Romania. For further information, please visit us at www.gts.com or www.ebone.com.

GTS Contacts

GTS Investors
Steve Bond, Investor Relations
Tel: +44(0)-207-769-8242; Fax: +44(0)-207-769-8068;
Email: investor.relations@gts.com

Houlihan Lokey Howard & Zukin (Investment Banking advisors)
David Hilty or Tanja Aalto

Tel: +1-212-497-4100; Email: dhilty@hlhz.com or taalto@hlhz.com

GTS Media

Glenn Manoff, Vice President, Corporate Communications
Tel: +44 (0) 207 769 8290 Fax: +44 (0) 207 769 8053 Email: glenn.manoff@gts.com

Olivia Harris, Press Officer
Tel: +44-(0) 207 769 8295 Fax: +44 (0) 207 769 8053 Email: olivia.harris@gts.com


This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbours created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Although GTS believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by GTS or any other person that the objectives and plans of GTS will be achieved.